Exhibit 24

RAIT INVESTMENT TRUST

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned trustees and officers of RAIT INVESTMENT TRUST (the “Company”) hereby constitute and appoint each of Betsy Z. Cohen, Ellen J. DiStefano and Kenneth Frappier as the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and the attorney-in-fact to sign for the undersigned and in their respective names as trustees and officers of the Company, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any necessary or appropriate amendments or supplements thereto relating to the registration of the estimated maximum number of common shares of the Company’s beneficial interest expected to be issued in connection with the merger of RT Sub Inc., a wholly-owned subsidiary of the Company, with Taberna Realty Finance Trust, and to sign any and all amendments or supplements to such Registration Statements.

	SIGNATURE	CAPACITY

By:	/s/ Betsy Z. Cohen	Chairman, Chief Executive Officer and Trustee (Principal Executive Officer)

By:	/s/ Scott F. Schaeffer	President and Chief Operating Officer

By:	/s/ Ellen J. DiStefano	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Jonathan Z. Cohen	Secretary, Vice-Chairman and Trustee

By:	/s/ Edward S. Brown	Trustee

By:	/s/ S. Kristin Kim	Trustee

By:	/s/ Arthur Makadon	Trustee

By:	/s/ Joel R. Mesznik	Trustee

By:	/s/ Daniel Promislo	Trustee

By:	/s/ R. Randle Scarborough	Trustee

July 31, 2006